UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard.

On January 10, 2025, EzFill Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company no longer complies with Nasdaq rules for continued listing (the “Rules”) because the Company has not yet held an annual meeting of stockholders within one year after the end of the Company’s fiscal year ended December 31, 2023, as required pursuant to Rule 5620(a) of the Rules (the “Annual Meeting Requirement”). Under the Rules, the Company has 45 calendar days to submit a plan to regain compliance and, if the Staff accepts the Company’s plan, the Staff can grant an exception of up to 180 calendar days from December 31, 2024, or until June 30, 2025, to regain compliance. The Company plans to timely submit such a plan for the Staff’s consideration.

There can be no assurance that the Staff will accept the Company’s plan to regain compliance with the Annual Meeting Requirement, or that the Company will evidence compliance with the Annual Meeting Requirement during any extension period that the Staff may grant. If the Staff does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company plans to hold an annual meeting of stockholders on January 16, 2025. On December 31, 2024, the Company filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A relating to its planned annual meeting of stockholders to be held on January 16, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2025	EZFILL HOLDINGS, INC.

	By:	/s/ Yehuda Levy
	Name:	Yehuda Levy
	Title:	Chief Executive Officer